EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N,W.
Washington, District of Columbia 20549

February 21, 2001

Dear Sir/Madam,

We have read Item 4 included in the Form 8-K dated February 16, 2001, of Westell Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP



By
Jeffery J. Robinson

JKH

Copy to:
Mr. Nick Hindman, Westell Technologies, Inc.